UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 16, 2014

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On September 16, 2014, the Board of Directors amended the Bylaws of the Company to reflect recent statutory and case law developments, to reflect best practices and for clarification purposes.  The substantive amendments are described below:

1.              Bylaw 4(a) was amended to affirmatively permit the Board of Directors to postpone, reschedule or cancel previously scheduled stockholder meetings.

2.              Bylaw 4(a)(2) was amended to require stockholders giving advance notice of a nomination or proposal to be brought before a meeting of stockholders to include any information about such stockholders submitting the nomination or proposal as may be required by law.

3.              Bylaw 4(a)(3) was amended to clarify the time period for stockholders to nominate directors when the Company increases the number of directors to be elected after the time period for which nominations for directors would otherwise be due and the Company does not publicly announce the nominees for additional directorships at least 100 days prior to the 1st anniversary of the prior year’s annual meeting of stockholders.

4.              Bylaw 4(c)(1) was amended to clarify the powers and duties of the chairman of a meeting of stockholders in determining whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the Bylaws and when such nomination may be disregarded or such proposed business not transacted.

5.              Bylaw 5 was amended to permit the Board of directors to hold a meeting of stockholders solely by remote communication.  Corresponding amendments were also made in Bylaws 7, 10 and 13.

6.              Bylaw 6(a) was amended to permit the Board of Directors to cancel a stockholder requested special meeting if one or more stockholders revoke their request for a special meeting and the unrevoked requests hold less than the required percentage necessary to call a special meeting.

7.              Bylaw 6(b) was amended to clarify that changing the size of the Board of Directors or filling vacancies or newly created directorships are each considered a “Similar Item” for purposes of determining whether a special meeting must be called.

8.              Bylaw 6(d) was amended to provide that the Company need not present a matter for a vote at a special meeting of stockholders if the stockholder proposing the matter or a qualified representative of the stockholder fails to appear at the special meeting to present the matter for consideration.

9.              Bylaw 7 was amended to provide that notices for meetings of stockholders may be given by a form of electronic transmission if consented to by the stockholder to whom notice is given, as well as to provide that the Board of Directors may fix a record date for voting that is separate from the record date for notice of an adjourned meeting of stockholders.

10.       Bylaw 8 was amended to clarify that the holders of a majority in voting power of a class or series of capital stock shall constitute a quorum at a meeting of stockholders where a separate vote by such class or series is required by law or the Certificate of Incorporation.

11.       Bylaw 13 was amended to specify that no ballots, proxies or votes or any revocations or changes thereto shall be accepted after the polls close at a meeting of stockholders.

12.       Bylaw 14 was amended to simplify the language and provide that the business and affairs of the Company are managed by the Board except as otherwise provided by law or the Certificate of Incorporation.

13.       Bylaw 18(a) was amended to clarify that only the Board of Directors may fix the number of directors.

14.       Bylaws 18(d) and 34 were amended to change “giving notice” to “delivering a resignation” and to clarify that such resignation shall take effect upon delivery unless specified therein to be effective at some later time or the happening of some later event.

15.       Bylaws 22 and 28(e) were amended to affirmatively provide that the directors may participate in Board and Committee meetings, respectively, by telephone.

16.       Bylaw 23 was amended to clarify quorum requirements for meetings of the Board of Directors in accordance with Section 141(b) of the Delaware General Corporation Law.

17.       Bylaw 26(a) was amended to replace the word “corporation” with “entity” and to replace the words “shares of capital stock” with the word “securities”.

18.       Bylaw 26(c) was amended to clarify the provisions relating to advancement of expenses to directors and officers defending a claim.

19.       Bylaws 49, 50 and 51 were amended to conform to Delaware law and to clarify the provisions for issuance and transfer of uncertificated shares.

20.       Bylaw 55 was amended to define “electronic transmission” for purposes of the Bylaws

21.       Bylaw 57 was amended to clarify the procedures for the waiving of any notice required to be given under the Bylaws.  The amendment to Bylaw 57 necessitated corresponding amendments in Bylaws 7 and 22.

Other non-substantive technical amendments were also made to the Bylaws. A copy of the revised Bylaws, effective September 16, 2014, is attached to this report as Exhibit 3.1.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

3.1 Bylaws, effective as of September 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: September 19, 2014	By:	/s/ Sandra Leung
		Name:	Sandra Leung
		Title:	General Counsel and Corporate Secretary